Exhibit 99.2

CSX
How tomorrow moves

CSX QUARTERLY FINANCIAL REPORT
SECOND QUARTER 2010

CSX Announces Second Quarter Earnings

Year-Over-Year Highlights:

•	Revenue up 22 percent driven largely by increased volume
•	Operating income increases 33 percent to $768 million
•	Operating ratio improves 240 basis points to 71.2 percent

Jacksonville, Fla. – July 12, 2010 – CSX Corporation (NYSE: CSX) today announced second quarter earnings from continuing operations of $414 million, or $1.07 per share, versus $282 million, or $0.71 per share, in the same period last year.  This represents a 51 percent year-over-year improvement in earnings per share from continuing operations.

“While the economy remains dynamic, our markets overall continue to improve, and our outlook remains positive,” said Michael J. Ward, chairman, president and chief executive officer.  “At the same time, CSX has demonstrated that it can be successful in a wide array of economic conditions, and that’s what we will continue to do.”

Revenue in the second quarter increased 22 percent from the prior year to nearly $2.7 billion, with volume gains across all major markets.  Revenue growth and continued operating leverage drove all-time record financial results, including operating income of $768 million and an operating ratio of 71.2 percent.

“CSX employees remained focused on creating value for our customers to help them compete in today’s economy,” Ward said.  “As a result, we delivered another strong quarter of financial results for our shareholders while continuing to make high levels of investment in the nation’s freight rail system.”

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services.  The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company’s website at http://investors.csx.com and on Form 8-K with the Securities and Exchange Commission (“SEC”).

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street, C900
Consolidated Financial Statements........p. 3	read in conjunction with the	Jacksonville, FL	INVESTOR RELATIONS
Operating Statistics..................................p. 10	Company’s most recent	32202	David Baggs
Network Map............................................p. 12	Annual Report on Form 10-K,	http://www.csx.com	(904) 359-4812
	Quarterly Reports on Form		MEDIA
	10-Q, and any Current		Lauren Rueger
	Reports on Form 8-K.		(877) 835-5279

CSX executives will conduct a quarterly earnings conference call with the investment community on July 13, 2010 at 8:30 a.m. Eastern Time.  Investors, media and the public may listen to the conference call by dialing 1-888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 1-773-756-0199). Participants should dial in 10 minutes prior to the call.  In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com.  Following the earnings call, an internet replay of the presentation will be archived on the company website.

# #

Forward-looking Statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, volumes, rates, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting full year 2010 economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

CSX Corporation
CONSOLIDATED INCOME STATEMENTS (Unaudited)(a)(b)
(Dollars in Millions, Except Per Share Amounts)

	Quarters Ended				Six Months Ended
	Jun. 25,	Jun. 26,			Jun. 25,	Jun. 26,
	2010	2009	$ Change	% Change	2010	2009	$ Change	% Change
		(Adjusted)				(Adjusted)
Revenue	$2,663	$2,185	$478	22%	$5,154	$4,432	$722	16%
Expense
Labor and Fringe	721	654	(67)	(10)	1,450	1,316	(134)	(10)
Materials, Supplies and Other (c)	551	444	(107)	(24)	1,070	982	(88)	(9)
Fuel	304	185	(119)	(64)	587	376	(211)	(56)
Depreciation	230	227	(3)	(1)	458	450	(8)	(2)
Equipment and Other Rents	89	98	9	9	189	211	22	10
Total Expense	1,895	1,608	(287)	(18)	3,754	3,335	(419)	(13)

Operating Income	768	577	191	33	1,400	1,097	303	28

Interest Expense	(135)	(139)	4	3	(277)	(280)	3	1
Other Income - Net (d)	9	10	(1)	(10)	20	13	7	54
Earnings From Continuing Operations
Before Income Taxes	642	448	194	43	1,143	830	313	38

Income Tax Expense (e)	(228)	(166)	(62)	(37)	(424)	(295)	(129)	(44)
Earnings from Continuing Operations	414	282	132	47	719	535	184	34

Discontinued Operations (f)	-	23	(23)	100	-	15	(15)	100
Net Earnings	$414	$305	$109	36%	$719	$550	$169	31%

Operating Ratio	71.2%	73.6%			72.8%	75.2%

Per Common Share
Net Earnings Per Share, Assuming Dilution
Continuing Operations	$1.07	$0.71	$0.36	51%	$1.84	$1.35	$0.49	36%
Discontinued Operations	-	0.06	(0.06)	100	-	0.04	(0.04)	100
Net Earnings	$1.07	$0.77	$0.30	39%	$1.84	$1.39	$0.45	32%

Average Shares Outstanding,
Assuming Dilution (Thousands)	386,391	395,370			390,357	394,735

Cash Dividends Paid Per Common Share	$0.24	$0.22			$0.48	$0.44

See accompanying Notes to Consolidated Financial Statements on Page 6.

CSX Corporation
CONSOLIDATED BALANCE SHEETS(b)
(Dollars in Millions)
	(Unaudited)
	Jun. 25,	Dec. 25,
	2010	2009
		(Adjusted)
ASSETS

Current Assets
Cash and Cash Equivalents	$633	$1,029
Short-term Investments	56	61
Accounts Receivable - Net	938	995
Materials and Supplies	223	203
Deferred Income Taxes	185	158
Other Current Assets	108	124
Total Current Assets	2,143	2,570

Properties	31,191	30,907
Accumulated Depreciation	(8,018)	(7,843)
Properties - Net	23,173	23,064

Investment in Conrail	658	650
Affiliates and Other Companies	451	438
Other Long-term Assets	319	165
Total Assets	$26,744	$26,887

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$922	$967
Labor and Fringe Benefits Payable	390	383
Casualty, Environmental and Other Reserves	190	190
Current Maturities of Long-term Debt	614	113
Income and Other Taxes Payable	125	112
Other Current Liabilities	113	100
Total Current Liabilities	2,354	1,865

Casualty, Environmental and Other Reserves	544	547
Long-term Debt	7,320	7,895
Deferred Income Taxes	6,650	6,528
Other Long-term Liabilities	1,299	1,284
Total Liabilities	18,167	18,119

Common Stock, $1 Par Value	380	393
Other Capital	-	80
Retained Earnings	8,968	9,090
Accumulated Other Comprehensive Loss	(787)	(809)
Noncontrolling Interest	16	14
Total Shareholders' Equity	8,577	8,768
Total Liabilities and Shareholders' Equity	$26,744	$26,887

See accompanying Notes to Consolidated Financial Statements on Page 6.

CSX Corporation
CONSOLIDATED CASH FLOW STATEMENTS(b)
(Dollars in Millions)

	(Unaudited)
	Six Months Ended
	Jun. 25,	Jun. 26,
	2010	2009
		(Adjusted)
OPERATING ACTIVITIES
Net Earnings	$719	$550
Adjustments to Reconcile Net Earnings to Net Cash Provided
by Operating Activities:
Depreciation	458	451
Deferred Income Taxes	79	209
Other Operating Activities	79	(172)
Changes in Operating Assets and Liabilities:
Accounts Receivable	57	202
Other Current Assets	(52)	(83)
Accounts Payable	(34)	(56)
Income and Other Taxes Payable	94	(13)
Other Current Liabilities	22	(117)
Net Cash Provided by Operating Activities	1,422	971

INVESTING ACTIVITIES
Property Additions (g)	(687)	(657)
Other Investing Activities	68	49
Net Cash Used in Investing Activities	(619)	(608)

FINANCING ACTIVITIES
Long-term Debt Issued	-	500
Long-term Debt Repaid	(71)	(83)
Dividends Paid	(184)	(176)
Stock Options Exercised	16	12
Shares Repurchased	(823)	-
Other Financing Activities (g)	(137)	(177)
Net Cash Provided by Financing Activities	(1,199)	76

Net (Decrease) Increase in Cash and Cash Equivalents	(396)	439

CASH AND CASH EQUIVALENTS
Cash and Cash Equivalents at Beginning of Period	1,029	669
Cash and Cash Equivalents at End of Period	$633	$1,108

See accompanying Notes to Consolidated Financial Statements on Page 6.

CSX Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

a)
Elimination of segment: Beginning in the second quarter of 2010, the Company is no longer reflecting the intermodal business as a separate segment. This change is a result of the strategic business review and change in CSX’s intermodal service associated with the start of the UMAX program as well as certain management realignments. The UMAX program, which began this quarter, is a domestic interline container program. CSX's chairman now views intermodal similarly to merchandise and coal. Also, Inland Transportation expense has been reclassified to Materials, Supplies and Other. Intermodal revenue will continue to be viewed as a separate revenue group; however, a separate income statement and operating ratio will no longer be provided. All prior periods have been revised to reflect this change.

b)	Rail grinding: Certain prior year amounts have been adjusted for the retrospective change in accounting principle for rail grinding. See page 11 for effects of the adjustments.

c)
Property transaction: During the second quarter of 2010, the Company closed an operating property transaction with the Commonwealth of Massachusetts.  The Company received $50 million of cash related to this transaction and recorded a net book loss of $30 million pre-tax or $0.05 per share.  This property is a former Conrail acquired property.  This loss is reflected in Materials, Supplies and Other.

d)	Other Income – Net: Other income – net consisted of the following:

	Quarters Ended			Six Months Ended
	Jun. 25,	Jun. 26,		Jun. 25,	Jun. 26,
(Dollars in Millions)	2010	2009	$ Change	2010	2009	$ Change
Interest Income	$2	$3	$(1)	$3	$7	$(4)
Income from Real Estate Operations	8	6	2	15	7	8
Miscellaneous Income (Expense)	(1)	1	(2)	2	(1)	3
Total Other Income - Net	$9	$10	$(1)	$20	$13	$7

e)
Income Tax Expense: During the second quarter of 2010, the Company recorded a net tax and interest benefit of $15 million, or $0.04 per share, primarily related to the resolution of the 2004 – 2006 federal income tax audit.

f)
Discontinued Operations: In May 2009, CSX sold the Company’s resort, The Greenbrier, and recognized a gain of $25 million after tax (also included in the 2009 second quarter amount is $2 million of losses from operations). Because of the sale, The Greenbrier’s results of operations and the 2009 gain are reported as Discontinued Operations in the Company’s Consolidated Income Statements.

g)
Property Additions and Other Financing Activities: In addition to 2009 property additions of $657 million shown in investing activities, capital expenditures for 2009 included purchases of new assets using seller financing of approximately $160 million, for which payments are included in other financing activities on the consolidated cash flow statements.  There were no purchases of new assets using seller financing agreements during the six months ended June 25, 2010.  Also, in 2010, other financing activities included $141 million paid as cash consideration to exchange higher interest rate debt for lower interest rate debt.

CSX Corporation
VOLUME AND REVENUE (Unaudited)
Volume (Thousands of Units); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)

Quarters Ended June 25, 2010 and June 26, 2009

	Volume			Revenue			Revenue Per Unit
	2010	2009	% Change	2010	2009	% Change	2010	2009	% Change
Chemicals	116	105	10%	$372	$308	21%	$3,207	$2,933	9%
Phosphates and Fertilizers	80	74	8	109	94	16	1,363	1,270	7
Automotive	88	54	63	204	113	81	2,318	2,093	11
Emerging Markets	113	106	7	167	147	14	1,478	1,387	7
Agricultural Products	107	106	1	255	233	9	2,383	2,198	8
Forest Products	65	64	2	150	133	13	2,308	2,078	11
Metals	65	45	44	140	87	61	2,154	1,933	11
Food and Consumer	25	25	-	59	59	-	2,360	2,360	-
Total Merchandise	659	579	14	1,456	1,174	24	2,209	2,028	9

Coal	401	375	7	835	662	26	2,082	1,765	18

Intermodal	538	457	18	304	285	7	565	624	(9)

Other	-	-	-	68	64	6	-	-	-

Total	1,598	1,411	13%	$2,663	$2,185	22%	$1,666	$1,549	8%

Six Months Ended June 25, 2010 and June 26, 2009

	Volume			Revenue			Revenue Per Unit
	2010	2009	% Change	2010	2009	% Change	2010	2009	% Change
Chemicals	228	210	9%	$723	$616	17%	$3,171	$2,933	8%
Phosphates and Fertilizers	159	134	19	232	181	28	1,459	1,351	8
Automotive	162	99	64	374	208	80	2,309	2,101	10
Emerging Markets	198	197	1	297	281	6	1,500	1,426	5
Agricultural Products	221	215	3	522	482	8	2,362	2,242	5
Forest Products	128	129	(1)	290	273	6	2,266	2,116	7
Metals	126	93	35	268	184	46	2,127	1,978	8
Food and Consumer	50	50	-	118	119	(1)	2,360	2,380	(1)
Total Merchandise	1,272	1,127	13	2,824	2,344	20	2,220	2,080	7

Coal	774	806	(4)	1,571	1,406	12	2,030	1,744	16

Intermodal	1,038	897	16	623	552	13	600	615	(2)

Other	-	-	-	136	130	5	-	-	-

Total	3,084	2,830	9%	$5,154	$4,432	16%	$1,671	$1,566	7%

Note regarding reclassifications: Automotive has moved to the Merchandise category. Coal and Intermodal have been stated as single totals, respectively (combined previously reported sub-categories) and Other revenue related to Rail and Intermodal has been combined into one Other line.  All prior periods have been revised to reflect these changes.

CSX Corporation

REVENUE

CSX second quarter results reflect strong year-over-year volume and revenue growth as compared to the level of economic activity last year.  The greatest volume increases occurred in the automotive, metals and intermodal markets.  Ongoing yield management initiatives and higher fuel recovery associated with the increase in fuel prices drove revenue-per-unit increases in nearly all markets.

Merchandise

Chemicals – Growth occurred across most chemical markets reflecting the overall improvement in demand for intermediate products used in the automotive and consumer goods markets.

Phosphates and Fertilizers – This market's growth was driven by increased export and domestic phosphate shipments as well as domestic movements of potash to meet the demand from a robust planting season.

Automotive – Strong growth was due to an increase in North American light vehicle production driven by higher sales and lower inventory levels.

Emerging Markets – Shipments of aggregates (which include crushed stone, sand and gravel) increased from depressed levels last year and due to new business for the Company.

Agricultural Products – Volume was relatively flat.  Increased shipments of ethanol were mostly offset by weaker demand for feed ingredients, soybeans and other processed products.

Forest Products – Growth in building products increased from the depressed levels of 2009, due in part to tax incentives offered for new home purchases that ended during the quarter. Paper products continued to see long-term, gradual volume declines likely resulting from electronic media substitution.

Metals – Growth was driven by rebounding steel consumption consistent with the gradual economic recovery.  Improved demand from automotive and energy markets, combined with low inventories and reduced imports pushed domestic steel production higher.

Food and Consumer – Volume was flat as increased shipments of refrigerated products and canned goods were offset by weakness in demand for appliances and alcoholic beverages.

Coal

Growth was driven by higher export shipments due to greater Asian demand for U.S. metallurgical coal, partially offset by lower shipments to utility customers as a result of continued high stockpile levels.  The increase in revenue per unit was driven by improved yield and longer length of haul.

Intermodal

Revenue gains during the quarter were driven by volume growth. International volume increased due to new business and higher imports as a result of U.S. inventory replenishments. Domestic volume continued to grow with truckload conversions and expanded service offerings like the new UMAX program, which began this quarter. The revenue-per-unit decline was driven by the impact of switching from a purchased transportation arrangement to the new UMAX domestic interline program and was partly offset by increased fuel recovery and an improved pricing environment.

CSX Corporation

EXPENSE

Expenses increased $287 million from last year’s second quarter.  Significant variances are described below.

Labor and Fringe expense increased $67 million.  This increase was primarily driven by inflation and higher incentive compensation costs and a 1% increase in headcount.

Materials, Supplies and Other expense increased $107 million due to several items:

•
As safety trends have continued to improve, benefits were taken in both years’ second quarters - $9 million in 2010 and $85 million in the prior year quarter. This resulted in a year over year increase in expense of $76 million.

•	An operating property transaction with the Commonwealth of Massachusetts closed in the quarter and resulted in a $30 million net book loss.

•	Inland transportation expense reductions of $43 million related to the new UMAX agreement.

•	Various other costs increased as a result of higher volume and other items.

Fuel expense increased $119 million primarily due to higher prices and higher volume.

Depreciation expense increased $3 million due to a larger asset base related to higher capital spending, partially offset by lower depreciation rates resulting from the previous periodic review of asset useful lives.

Equipment and Other Rents expense decreased $9 million primarily due to current quarter’s cost savings associated with improved asset utilization and lower lease expense, partially offset by volume-related increases.

FUEL STATISTICS

	Quarters Ended			Six Months Ended
	Jun. 25,	Jun. 26,		Jun. 25,	Jun. 26,
	2010	2009	Change	2010	2009	Change
Estimated Locomotive Fuel Consumption (Millions of gallons)	120.0	106.3	(13.7)	240.9	225.9	(15.0)
Price Per Gallon (Dollars)	$2.31	$1.56	$(0.75)	$2.21	$1.47	$(0.74)
Total Locomotive Fuel Expense (Dollars in millions)	$277	$166	$(111)	$532	$332	$(200)
Total Non-Locomotive Fuel Expense (Dollars in millions)	27	19	(8)	55	44	(11)
Total Fuel Expense (Dollars in millions)	$304	$185	$(119)	$587	$376	$(211)

EMPLOYEE COUNTS (Estimated)

	2010	2009	Change
April	30,002	30,301	(299)
May	29,904	29,681	223
June	30,250	29,651	599

Average	30,052	29,878	174

Note: Beginning in second quarter 2010, Rail, Intermodal, and Technology, Corporate, and Other are no longer shown separately.
The table above shows total CSX employee counts.

CSX Corporation

OPERATING STATISTICS (Estimated)

	Quarters Ended			Six Months Ended
	Jun. 25,	Jun. 26,	Improvement	Jun. 25,	Jun. 26,	Improvement
Coal (Millions of Tons)	2010	2009	(Decline) %	2010	2009	(Decline) %
Domestic
Utility	30.5	32.6	(6)%	60.3	69.6	(13)%
Other	3.9	3.0	30	6.5	5.7	14
Total Domestic	34.4	35.6	(3)	66.8	75.3	(11)
Export	8.0	4.8	67	15.3	10.9	40
Total Coal	42.4	40.4	5	82.1	86.2	(5)
Coke and Iron Ore	2.1	1.3	62	3.7	2.5	48
Total Coal	44.5	41.7	7%	85.8	88.7	(3)%

Revenue Ton-Miles (Billions)*
Merchandise	32.5	29.0	12%	63.9	57.7	11%
Coal	20.5	18.4	11	39.6	38.9	2
Intermodal	5.2	4.2	24	9.7	8.2	18
Total	58.2	51.6	13%	113.2	104.8	8%

Gross Ton-Miles (Billions)
Total Gross Ton-Miles	105.6	94.4	12%	206.0	190.1	8%
(Excludes locomotive gross ton-miles)

Safety and Service Measurements
FRA Personal Injury Frequency Index	1.13	1.32	14%	0.97	1.32	27%
Number of FRA-reportable injuries per 200,000 man-hours
FRA Train Accident Rate	2.78	2.59	(7)%	2.98	3.14	5%
Number of FRA-reportable train accidents per million train miles

On-Time Train Originations	78%	83%	(6)%	74%	83%	(11)%
On-Time Destination Arrivals	71%	81%	(12)%	69%	80%	(14)%

Dwell (Hours)	23.7	24.1	2%	24.8	24.1	(3)%
Cars-On-Line	210,106	218,313	4%	212,463	218,586	3%

Train Velocity (Miles per hour)	20.9	21.7	(4)%	20.9	21.7	(4)%

Resources			Decrease %
Route Miles	21,123	21,190	-%
Locomotives (Owned and long-term leased)	4,067	4,108	(1)%
Freight Cars (Owned and long-term leased)	80,471	86,300	(7)%

*Prior periods have been reclassified to conform to current presentation.

CSX Corporation

Effective in the second quarter of 2010, CSX changed the accounting policy for rail grinding costs from a capitalization method, under which the cost of rail grinding was capitalized and then depreciated, to a direct expense method, under which rail grinding costs are expensed as incurred.  This represents a change from an acceptable method under generally accepted accounting principles to a preferable method, and is consistent with recent changes in industry practice.  The effects of this change are not material to the financial condition, results of operations, or liquidity for any of periods presented.  All previous periods have been adjusted to reflect this change.  For further details, see CSX’s Second Quarter 2010 Quarterly Report on Form 10-Q, which is required to be filed by August 4, 2010.

Impact of Retrospective Change in Accounting Principle for Rail Grinding (unaudited)

	Quarter Ended June 25, 2010			Six Months Ended June 25, 2010
Consolidated Income Statement	Computed under Prior Method	Impact of Adjustment	As Adjusted	Computed under Prior Method	Impact of Adjustment	As Adjusted
(Dollars in Millions, Except Per Share Amounts)
Materials, Supplies and Other	$545	$6	$551	$1,061	$9	$1,070
Depreciation	231	(1)	230	460	(2)	458
Total Expense	1,890	5	1,895	3,747	7	3,754
Operating Income	773	(5)	768	1,407	(7)	1,400
Earnings from Continuing Operations Before Taxes	647	(5)	642	1,150	(7)	1,143
Income Tax Expense	(230)	2	(228)	(427)	3	(424)
Earnings from Continuing Operations	417	(3)	414	723	(4)	719
Net Earnings	417	(3)	414	723	(4)	719
Net Earnings per Share, Assuming Dilution
Continuing Operations	$1.08	$(0.01)	$1.07	$1.85	$(0.01)	$1.84
Net Earnings (from Discontinued Operations)	$1.08	$(0.01)	$1.07	$1.85	$(0.01)	$1.84

	Quarter Ended June 26, 2009			Six Months Ended June 26, 2009
Consolidated Income Statement	As Previously Reported	Impact of Adjustment	As Adjusted	As Previously Reported	Impact of Adjustment	As Adjusted
(Dollars in Millions, Except Per Share Amounts)
Materials, Supplies and Other	$437	$7	$444	$972	$10	$982
Depreciation	229	(2)	227	453	(3)	450
Total Expense	1,603	5	1,608	3,328	7	3,335
Operating Income	582	(5)	577	1,104	(7)	1,097
Earnings from Continuing Operations Before Taxes	453	(5)	448	837	(7)	830
Income Tax Expense	(168)	2	(166)	(298)	3	(295)
Earnings from Continuing Operations	285	(3)	282	539	(4)	535
Net Earnings	308	(3)	305	554	(4)	550
Net Earnings per Share, Assuming Dilution
Continuing Operations	$0.72	$(0.01)	$0.71	$1.36	$(0.01)	$1.35
Net Earnings (from Discontinued Operations)	$0.78	$(0.01)	$0.77	$1.40	$(0.01)	$1.39

	December 25, 2009
Consolidated Balance Sheet	As Previously Reported	Impact of Adjustment	As Adjusted
(Dollars in Millions)
Properties - Net	23,213	(149)	23,064
Deferred Income Taxes	6,585	(57)	6,528
Retained Earnings	9,182	(92)	9,090

	Six Months Ended June 25, 2010			Six Months Ended June 26, 2009
Consolidated Cash Flow Statement	Computed under Prior Method	Impact of Adjustment	As Adjusted	As Previously Reported	Impact of Adjustment	As Adjusted
(Dollars in Millions)
Net Earnings	$723	$(4)	$719	$554	$(4)	$550
Depreciation	460	(2)	458	454	(3)	451
Deferred Income Taxes	82	(3)	79	212	(3)	209
Net Cash Provided by Operating Activities	1,431	(9)	1,422	981	(10)	971
Property Additions	(696)	9	(687)	(667)	10	(657)
Net Cash Used in Investing Activities	(628)	9	(619)	(618)	10	(608)

CSX Rail Network

Syracuse
Selkirk
Buffalo
Detroit
Stanley
Walbridge
Chicago
Cleveland
Willard
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Cumberland
Columbus
Curtis Bay
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Major Terminals
Coal Network
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CSX Rail Network